Exhibit 10.2

AMENDMENT

TO THE

1999 DIRECTOR STOCK OPTION PLAN

OF

SYMMETRICOM, INC.

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Symmetricom, Inc., a corporation organized under the laws of the State of Delaware, under Section 11(a) of the 1999 Director Stock Option Plan of Symmetricom, Inc. (as amended to date, the “Plan”), the Board hereby amends the Plan as follows:

1.             Section 4(a)(v)(A) of the Plan is hereby amended in its entirety to read as follows:

“(v)         The terms of a First Option granted hereunder shall be as follows:

(A)          the term of the First Option shall be five (5) years.”

2.             Section 4(a)(vi)(A) of the Plan is hereby amended in its entirety to read as follows:

“(v)         The terms of a Subsequent Option granted hereunder shall be as follows:

(A)          the term of the Subsequent Option shall be (5) years.”

3.             Section 8(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)         Termination of Relationship as a Director.  Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its five (5) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.”

4.             Section 8(c) of the Plan is hereby amended in its entirety to read as follows:

“(c)         Disability of Optionee.  In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within six (6) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its five (5) year term).  To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.”

5.             Section 8(d) of the Plan is hereby amended in its entirety to read as follows:

“(d)         Death of Optionee.  In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within six (6) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its five (5) year term).  To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.”

* * * * * * * * * *

I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of Symmetricom, Inc., effective as of December 28, 2005.

/s/ William Slater
William Slater, Secretary